Exhibit 16.1

October 16, 2008

Office of the Chief Accountant, Division of Corporation Finance

Securities and Exchange Commission

100F Street NE

Washington, DC  20549-7561

Attn:  PCAOB Letter File

RE:   Synergy Pharmaceuticals, Inc.

         Commission File Number:  333-116480

Dear Sir:

We have received a copy of, and are in agreement with, the statements (copy attached) being made by Synergy Pharmaceuticals, Inc.  in Item 4.01 of its amendment No. 2 its to Form 8K captioned “Changes in Registrant’s Certifying Accountant”.

/s/ Baum & Company, P.A.
Baum & Company, P.A.